Exhibit 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE LAWS OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Warrant

to Purchase Common Stock

of

CHENIERE ENERGY, INC.

This Warrant to Purchase Common Stock (this “Warrant”) is issued April 16, 2003, by Cheniere Energy, Inc., a Delaware corporation (the “Company”), to Charif Souki (the “Holder”).

1. Issuance of Warrant; Term. The Company hereby grants to Holder, subject to the provisions hereinafter set forth, the right to purchase Two Hundred Fifty Thousand (250,000) shares of common stock, $.003 par value per share, of the Company (the “Common Stock”). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the “Shares.” This Warrant shall be exercisable at any time after April 15, 2004 and before 5:00 p.m. (Houston, Texas time) on April 16, 2008.

2. Exercise Price. The exercise price per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be $2.50 (the “Exercise Price”), subject to adjustments as set forth in Section 6 below.

3. Exercise.

(a) This Warrant may be exercised by Holder, from time to time, in whole or in part, upon delivery of written notice of intent to the Company at the address of the Company set forth underneath its signature below or such other address as the Company shall designate in written notice to Holder, together with this Warrant and payment (in the manner described in Section 3(b) below) for the aggregate Exercise Price of the Shares so purchased. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable execute and deliver to Holder a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by Holder. If this Warrant shall be exercised with respect to less than all of the Shares, Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant.

(b) Payment for the Shares to be purchased upon exercise of this Warrant may be made at the election of the Holder by the delivery of a certified or cashier’s check payable to the Company for the aggregate Exercise Price of the Shares to be purchased.

4. Covenants and Conditions. The above provisions are subject to the following:

(a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws (“Blue Sky Laws”). This Warrant and the Shares have been acquired by the Holder for investment purposes and not with a view to distribution or resale, and the Shares may not be made subject to a security interest, pledged, hypothecated, sold or otherwise transferred without an effective registration statement therefor under the Act and such applicable Blue Sky Laws or an opinion of counsel (which opinion and counsel rendering same shall be reasonably acceptable to the Company) that registration is not required under the Act and under any applicable Blue Sky Laws. The certificates representing the Shares shall bear substantially the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

Other legends as required by applicable federal and state laws may be placed on such certificates. Holder and the Company agree to execute such documents and instruments as counsel for the Company reasonably deems necessary to effect compliance of the issuance of this Warrant and any Shares issued upon exercise hereof with applicable federal and state securities laws.

(b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable.

5. Warrantholder not Stockholder. This Warrant does not confer upon Holder any voting rights or other rights as a stockholder of the Company.

6. Certain Adjustments.

6.1 Capital Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein), a share exchange (subject to and duly approved by the stockholders of the Company) or a merger or consolidation of the Company with or into another corporation, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, share exchange, merger, consolidation or sale, lawful provision shall be made so that Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such reorganization, share exchange, merger, consolidation or sale, to which Holder would have been entitled under the provisions of the agreement in such reorganization, share exchange, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, share exchange, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the reorganization, share exchange, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of the Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

6.2 Splits and Subdivisions. If the Company at any time or from time to time fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall (i) in the case of a split or subdivision, be appropriately decreased and the number of the Shares shall be appropriately increased in proportion to such increase of outstanding shares and (ii) in the case of a dividend or other distribution, the holder of the Warrant shall have the right to acquire without additional consideration, upon exercise of the Warrant, such property or cash as would have been distributed in respect of the shares of Common Stock for which the Warrant was exercisable had such shares of Common Stock been outstanding on the date of such distribution.

6.3 Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, then the Exercise Price shall be appropriately increased and the number of the Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

6.4 Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 6.2, upon exercise of this Warrant, Holder shall be entitled to a proportionate share of any such distribution as though Holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

6.5 Certificate as to Adjustments. In the case of each adjustment or readjustment of the Exercise Price pursuant to this Section 6, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to Holder. The Company will, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a certificate setting forth:

(a) Such adjustment and readjustments;

(b) The Exercise Price at the time in effect; and

(c) The number of Shares and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

6.6 Notices of Record Date, etc. In the event of:

(a) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation, share exchange or merger involving the Company; or

(c) Any voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company will mail to Holder at least 20 days prior to the earliest of the foregoing dates, a notice specifying:

(i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; or

(ii) The date on which any such reorganization, reclassification, transfer, consolidation, share exchange, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

7. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use commercially reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

8. Split-Up, Combination and Exchange. Subject to and limited by the provisions of Section 4(a) hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms and entitling the Holder to purchase a like aggregate number of Shares. If the Holder desires to split up, combine or exchange this Warrant, the Holder shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the Holder a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant that would entitle the Holder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

9. Transfer Restrictions. This Warrant, and all rights hereunder, are not transferable, in whole or in part, to any person; provided, however, that this Warrant may be transferred, in whole or in part, to a “family member” (as hereinafter defined) of the Holder. In no event may this Warrant or the Shares be transferred to a transferee that is not eligible to receive a transfer of shares of Common Stock. As used herein, the term “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Holder, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests.

10. Successors and Assigns. All of the covenants and provisions of this Warrant shall bind and inure to the benefit of the Company’s successors and assigns, and the heirs, legatees, devisees, executors, administrators, personal and legal representatives, and successors and permitted assigns of Holder.

11. Governing Law; Submission to Jurisdiction and Venue. This Warrant shall be governed by and construed in accordance with the laws, and not the laws of conflicts, of the State of Delaware. The Holder hereby consents and agrees to submit (i) to the jurisdiction of the District Court of the State of Texas located in Harris County or of the United States District Court for the Southern District of Texas for any action or proceeding brought by the Company arising under this Warrant and (ii) to the venue of such action or proceeding in such courts.

CHENIERE ENERGY, INC.

By:	/s/ Don A. Turkleson
Name:	Don A. Turkleson
Title:	Chief Financial Officer

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